UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2017

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Tri-State International Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2017, CDW Corporation (the “Company”) announced that Ann E. Ziegler will retire as Senior Vice President and Chief Financial Officer of the Company effective December 31, 2017. Ms. Ziegler will be available on a consulting basis for 60 days post-retirement to assist with transition.

Also on October 10, 2017, the Company announced that Collin B. Kebo will succeed Ms. Ziegler as Senior Vice President and Chief Financial Officer effective January 1, 2018. Mr. Kebo, age 51, joined the Company in 2008 as Vice President, Financial Planning & Analysis and assumed the additional title of Chief Financial Officer – International in 2016.

In connection with his appointment as Senior Vice President and Chief Financial Officer, Mr. Kebo’s 2018 compensation will consist of a base salary of $410,000, an annual bonus target of $390,000 and a target equity award value as of the grant date of $500,000, and he will receive a one-time promotion equity award with a target value as of the grant date of $300,000. This one-time promotion equity award will be effective November 2, 2017 and will be granted fifty percent in stock options and fifty percent in performance share units. The stock options will have a ten year term and will vest one-third on each of the first three anniversaries of the date of grant. The performance share units will vest on December 31, 2019 based upon the achievement of performance goals set by the Company’s Compensation Committee. In addition, effective January 1, 2018, Mr.  Kebo and the Company will enter into the Company’s standard compensation protection agreement and noncompetition agreement for executive officers, the forms of which were filed with the Securities and Exchange Commission as Exhibit 10.2 and Exhibit 10.3, respectively, with the Company’s Form 8-K filed on March 14, 2016, and the Company’s standard indemnification agreement for the directors and executive officers, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.32 with the Company’s Amendment No. 2 to Form S-1 filed on June 14, 2013 (Reg. No. 333-187472).

Mr. Kebo has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company, and there are no transactions between Mr. Kebo and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: October 11, 2017	By:	/s/ Dennis G. Berger
Dennis G. Berger
Senior Vice President and Chief Coworker Services Officer